Exhibit 99.1


            Worthington Industries Issues Earnings Outlook


    COLUMBUS, Ohio--(BUSINESS WIRE)--Aug. 16, 2007--Worthington Industries, Inc. (NYSE:WOR) said today that market conditions in its Metal Framing segment have not improved as expected. With both sales volumes and selling prices weaker than anticipated, it is unlikely that the Metal Framing segment will return to profitability in the current quarter. This business segment remains challenged by increased competition, the relative attractiveness of alternative materials pricing, and the residential building slowdown. As a result of the expected loss in the Metal Framing segment, continued weakness at the company's automotive related customers and normal seasonal trends, earnings per share for the first quarter of fiscal 2008 ending August 31, 2007, are expected to be $0.20 to $0.25.

    Worthington Industries will review its first quarter results and the status of its cost reduction efforts at its regularly scheduled quarterly conference call on Wednesday, September 26, 2007, at 8:30 a.m. Eastern Daylight Time. Details regarding the conference call will be available in the first quarter earnings release and on the company's website at www.worthingtonindustries.com.

    Worthington Industries is a leading diversified metal processing company with annual sales of approximately $3 billion. The Columbus, Ohio, based company is North America's premier value-added steel processor and a leader in manufactured metal products such as metal framing, metal ceiling grid systems, pressure cylinders, automotive past model service stamping and laser welded blanks. Worthington Industries, its subsidiaries and joint ventures employ more than 8,000 people and operate 64 manufacturing facilities in 10 countries.

    Safe Harbor Statement

    The company wishes to take advantage of the Safe Harbor provisions included in the Private Securities Litigation Reform Act of 1995 (the "Act"). Statements by the company relating to future or expected performance, sales, operating results and earnings per share; economic and market conditions; pricing; the competitive environment; cost reduction efforts; and other non-historical matters constitute "forward-looking statements" within the meaning of the Act. Because they are based on beliefs, estimates and assumptions, forward-looking statements are inherently subject to risks and uncertainties that could cause actual results to differ materially from those projected. Any number of factors could affect actual results, including, without limitation, product demand and pricing; changes in product mix, product substitution and market acceptance of the company's products; fluctuations in pricing, quality or availability of raw materials (particularly steel), supplies, transportation, utilities and other items required by operations; effects of facility closures and the consolidation of operations; the effect of consolidation and other changes within the steel, automotive, construction and related industries; failure to maintain appropriate levels of inventories; the ability to realize targeted expense reductions such as head count reductions, facility closures and other expense reductions; the ability to realize other cost savings and operational efficiencies on a timely basis; the overall success of, and the ability to integrate, newly-acquired businesses and achieve synergies therefrom; capacity levels and efficiencies within facilities and within the industry as a whole; financial difficulties (including bankruptcy filings) of customers, suppliers, joint venture partners and others with whom the company does business; the effect of national, regional and worldwide economic conditions generally and within major product markets, including a prolonged or substantial economic downturn; the effect of disruption in business of suppliers, customers, facilities and shipping operations due to adverse weather, casualty events, equipment breakdowns, acts of war or terrorist activities or other causes; changes in customer inventories, spending patterns, product choices, and supplier choices; changes in the competitive environment; risks associated with doing business internationally, including economic, political and social instability, and foreign currency exposure; the ability to improve and maintain processes and business practices to keep pace with the economic, competitive and technological environment; adverse claims experience with respect to workers compensation, product recalls or liability, casualty events or other matters; deviation of actual results from estimates and/or assumptions used by the company in the application of its significant accounting policies; level of imports and import prices in the company's markets; the impact of judicial rulings and governmental regulations, both in the United States and abroad; and other risks described from time to time in the company's filings with the United States Securities and Exchange Commission.


    CONTACT: Worthington Industries, Inc.
             Media:
             Cathy M. Lyttle, 614-438-3077
             VP, Corporate Communications
             E-mail: cmlyttle@WorthingtonIndustries.com
             or
             Investor:
             Allison M. Sanders, 614-840-3133
             Director, Investor Relations
             E-mail: asanders@WorthingtonIndustries.com
             or
             www.WorthingtonIndustries.com